QKL Stores Inc. Announces Reporting Date for Third Quarter 2012 Financial Results

Daqing, China, November 13, 2012 – QKL Stores Inc. (the “Company”) (Nasdaq: QKLS), a leading regional supermarket chain in Northeastern China, today announced that the Company will report its third quarter 2012 financial results before the market open on Wednesday, November 14, 2012.

Management will host a conference call at 8:30 am EST on Wednesday, November 14, 2012. To participate, please dial one of the local access numbers, listed below. The conference call identification number is 10017432.

Participant Dial In (Toll Free):	1-800-860-2442

Participant International:	1-412-858-4600

Canadian Dial In (Toll Free):	1-866-605-3852

China (N) Toll Free:	10-800-712-2304

China (S) Toll Free:	10-800-120-2304

Hong Kong Toll Free:	800-962475

About QKL Stores Inc.:

Based in Daqing, China, QKL Stores, Inc. is a leading regional supermarket chain company operating in Northeastern China. QKL Stores sells a broad selection of merchandise, including groceries, fresh food, and non-food items, through its retail supermarkets, hypermarkets and department stores; the company also has its own distribution centers that service its supermarkets. For more information, please access the Company’s website at: www.qklstoresinc.com.

Contact Information

QKL Stores, Inc. In China:
Mike Li, Investor Relations
+86-459-460-7987